                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  Form 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



                       Date of Report:  June 15, 1999



                              IA Corporation I
           (Exact name of registrant as specified in its charter)



           Delaware                                      00021539                                  94-3161772
   ----------------------                            ----------------                          ------------------
(State or other jurisdiction of                  (Commission File Number)                (I.R.S. Employer Identification
       incorporation)                                                                                 No.)

                         1900 Powell Street, Suite 600
                         Emeryville, California 94608
                   (Address of principal executive offices)

                                (510) 450-7000
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

(a) On June 4, 1999, NCR and IA executed an addendum to their Global Strategic Alliance Agreement whereby NCR exercised its prepayment right for the previously granted archive developer's license. Under the addendum, NCR is obligated to pay IA $6,581,837 as follows:

        (i)    Initial payment of $5,000,000 (received June 10, 1999)
        (ii)   $500,000 on June 30, 1999
        (iii)  $250,000 on September 30, 1999
        (iv)   $250,000 on December 30, 1999,
        (v)    $290,919 on March 30, 2000,
        (vi)   $290,918 on June 30,1999.

     Under the addendum, IA is obligated to provide certain software and services to NCR. IA will recognize this software license and service revenue on the percentage-of-completion method based on the ratio of incurred costs to total estimated costs.

Item 7. Exhibits

(c)  Exhibit 1 - IA and NCR issued a joint press release dated June 14, 1999.
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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Name


Dated:  June 15, 1999         By:  /s/ Leslie J. Alvarez
                                   --------------------------------------
                                   Leslie J. Alvarez
                                   Vice President and Chief Financial Officer